                         AGREEMENT AND PLAN OF REORGANIZATION


       AGREEMENT AND PLAN OF REORGANIZATION ("AGREEMENT"), dated as of April 20, 1999, by and among Real Software NV, a Belgium corporation ("REAL"), Real Software Holdings North America, Inc., a Delaware corporation ("REAL HOLDINGS"), Real Acquisition Sub #1, Inc., a Colorado corporation and a wholly owned subsidiary of Real Holdings ("MERGER SUB"), and TAVA Technologies, Inc., a Colorado corporation ("TAVA"). Merger Sub and TAVA are hereinafter sometimes referred to as the "MERGING CORPORATIONS."

                                 W I T N E S S E T H:

       WHEREAS, the respective boards of directors of Real Holdings and TAVA deem it desirable and in the best interests of their respective corporations and their respective stockholders that Merger Sub be merged with and into TAVA, pursuant to the provisions of Section 7-111-101 of the Colorado Business Corporation Act (the "ACT") in exchange for the consideration provided for in the Plan and Agreement of Merger attached hereto as EXHIBIT A (the "PLAN OF MERGER") and in this Agreement and have proposed, declared advisable, and approved such merger pursuant to this Agreement and the Plan of Merger, which have been duly approved by resolutions of the respective boards of directors of Real Holdings and TAVA;

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and in order to set forth the terms and conditions of the Merger (as hereinafter defined), the mode of carrying the same into effect, and such other details and provisions as are deemed necessary or proper, the parties hereto agree as follows:

                                      ARTICLE I

                                        MERGER

       1.1 THE MERGER. Subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Plan of Merger, at the Effective Time (as hereinafter defined) the parties hereto shall cause the Merger Sub to be merged with and into TAVA (the "MERGER") by filing the Plan of Merger, as contemplated by Section 7-111-105 of the Act, together with any required related certificates, with the Secretary of State of the State of Colorado, whereby the separate existence of Merger Sub shall cease, and TAVA shall (i) continue as the surviving corporation (sometimes referred to herein as the "SURVIVING CORPORATION") under the corporate name "TAVA Technologies, Inc.," (ii) be governed by the laws of the State of Colorado, and (iii) succeed to and assume all of the rights, properties and obligations of Merger Sub and TAVA in accordance with Section 7-111-106 of the Act.

       1.2 CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Baker & Hostetler LLP, 303 East 17th Avenue, Suite 1100, Denver, Colorado 80203-1264, as soon as reasonably practicable but no later than the third business day after the satisfaction or waiver of the conditions set forth in ARTICLE V or at such

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other time and place and on such other date as Real Holdings and TAVA shall agree. The date on which the Closing occurs is herein referred to as the "CLOSING DATE."

       1.3 EFFECTIVE TIME. As soon as practicable but no later than the first business day following the Closing, the parties hereto will cause the Merger to become effective by filing with the Secretary of State of the State of Colorado, articles of merger in such form as required by, and executed in accordance with, the relevant provisions of the Act (the time of filing the articles of merger being the "EFFECTIVE TIME").

       1.4 MATERIAL ADVERSE EFFECT. "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means (i) with respect to TAVA, any effect, change, event, circumstance or condition which could reasonably be expected to materially adversely affect the business, results of operations, financial condition or prospects of TAVA or TAVA Y2k One, Inc., in each case including its respective subsidiaries together with it taken as a whole, and (ii) with respect to Real or Real Holdings, any effect, change, event, circumstance or condition which could reasonably be expected to materially adversely affect the ability of Real, Real Holdings or Merger Sub to consummate the transactions set forth in this Agreement as the case may be.

                                      ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF TAVA

       TAVA represents and warrants, subject to the exceptions specifically described in writing in the respective sections of the disclosure schedule delivered by TAVA to Real Holdings and dated the date hereof (the "TAVA DISCLOSURE SCHEDULE"), as follows:

       2.1 ORGANIZATION AND STANDING. TAVA is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on TAVA.

       2.2    AUTHORIZATION; APPROVALS; NO VIOLATION.

              2.2.1 AUTHORIZATION OF AGREEMENT. TAVA has all requisite corporate power and authority to execute and deliver this Agreement and the Plan of Merger and, subject to adoption of the Plan of Merger by the holders of a majority of the outstanding shares of TAVA Common Stock (as defined herein) in accordance with the applicable provisions of the Act and TAVA's articles of incorporation, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by TAVA of this Agreement and the Plan of Merger and the performance by TAVA of its obligations hereunder and thereunder have been duly and

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       validly authorized by all requisite corporate action on the part of TAVA
       (other than the adoption of the Plan of Merger by the holders of a majority of the outstanding shares of TAVA Common Stock in accordance with the applicable provisions of the Act and TAVA's articles of incorporation). This Agreement has been duly executed and delivered by TAVA and (assuming due authorization, execution and delivery hereof by the other parties hereto) constitutes the legal, valid and binding obligation of TAVA, enforceable (subject to normal equity principles) against TAVA in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally.

              2.2.2 APPROVALS. Except for the applicable requirements, if any, of (a) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (b) solely with respect to the conversion or exchange of certain stock purchase options outstanding under the TAVA Employee Benefit Plans, the Securities Act of 1933, as amended (the "SECURITIES ACT"), and state securities or blue sky laws, (c) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, each as amended from time to time, (collectively, "HSR"),
       (d) the filing and recordation of appropriate merger documents as required by the Act and (e) those laws, regulations and orders of any governmental authority noncompliance with which could not reasonably be expected to have a Material Adverse Effect on TAVA, no filing or registration with, no waiting period imposed by and no authorization of, any governmental authority is required under any law, regulation or order of any governmental authority applicable to TAVA to permit TAVA to execute, deliver or perform this Agreement or the Plan of Merger or to consummate the transactions contemplated hereby and thereby.

              2.2.3 NO VIOLATION. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all authorizations of governmental authorities indicated as required in SECTION 2.2.2 and adoption of the Plan of Merger by the holders of a majority of the outstanding shares of TAVA Common Stock as required by the Act and TAVA's articles of incorporation and except as set forth in Section 2.2.3 of the TAVA Disclosure Schedule, neither the execution and delivery by TAVA of this Agreement and the Plan of Merger nor the performance by TAVA of its obligations hereunder and thereunder nor the consummation of the Merger will (a) violate or breach the terms of or cause a default under (i) any law, regulation or order of any governmental authority applicable to TAVA, (ii) the articles of incorporation or bylaws of TAVA or (iii) any contract or agreement to which TAVA or any of its subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section (other than clause (ii) hereof) that could not reasonably be expected to have Material Adverse Effect on TAVA.

       2.3 CAPITALIZATION. The authorized capitalization of TAVA consists of 10,000,000 shares of preferred stock, par value $.0001 per share, of which as of the date hereof no shares were issued and outstanding, and 200,000,000 shares of common stock, par value $.0001 per share (the "TAVA

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

COMMON STOCK"), of which at April 20, 1999, 23,290,021 shares were issued and outstanding, 2,974,350 shares were reserved for issuance in conjunction with various employee benefit plans, 340,994 shares were reserved for issuance pursuant to certain warrants and other obligations set forth in Section 2.3 of the TAVA Disclosure Schedule and no shares of TAVA Common Stock were held in TAVA's treasury. All of such outstanding shares are validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights of any stockholder. Section 2.3 of the TAVA Disclosure Schedule sets forth a complete list as of the date of this Agreement of all outstanding options, warrants or obligations of any kind to issue any shares of capital stock of TAVA, the owners thereof and the amounts owned. There are no contracts, agreements or commitments or arrangements obligating TAVA to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding capital stock of TAVA. There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which TAVA is a party or by which TAVA is bound with respect to the voting of any shares of capital stock of TAVA.

       2.4 SUBSIDIARIES. Section 2.4 of the TAVA Disclosure Schedule lists each corporation, partnership, limited liability company and other entity (each, a "SUBSIDIARY) of which more than 20% of the voting stock or other equity interest is owned or controlled, directly or indirectly, by (i) TAVA or (ii) any other person or entity that owns or controls, directly or indirectly, TAVA or (iii) any other person or entity that controls, is controlled by or is under common control with TAVA, in each case that is existing as of the date of this Agreement, and shows as to each of such Subsidiary the percentage of the total outstanding stock or other interests thereof which is owned by TAVA. All outstanding shares of stock or other interests of the Subsidiaries owned by TAVA are validly issued, fully paid, and nonassessable, and TAVA has good and valid title thereto free and clear of any mortgage, pledge, lien, charge, security interest, option, right of first refusal, preferential purchase right, defect, encumbrance or other right or interest of any other person (collectively, an "ENCUMBRANCE"). Each such Subsidiary is a corporation, partnership, limited liability company or other entity duly organized, validly existing, and in good standing under the laws of the jurisdiction under which it is organized and has full requisite corporate or other power and authority to own its property and carry on its business as presently conducted by it and is, or on the Effective Time will be, duly qualified or licensed to do business and is, or on the Effective Time will be, in good standing as a foreign entity authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on TAVA. As hereinafter used in this ARTICLE II, the term "TAVA" also includes any and all of its Subsidiaries, except where the context indicates to the contrary; PROVIDED, HOWEVER, that for purposes of SECTIONS 2.7.1 and 2.21, the term "TAVA" further includes any corporation, trade, business or entity under common control with TAVA within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001 of ERISA.

       2.5 REPORTS AND FINANCIAL STATEMENTS. TAVA has previously furnished or made available to Real Holdings true and complete copies of (a) all of TAVA's annual reports filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Exchange Act, since June 30, 1996, (b) TAVA's quarterly and other reports filed with the Commission since June 30, 1996,
(c) all definitive proxy solicitation materials filed by TAVA with the Commission since June 30, 1996, and (d) any of TAVA's registration statements declared effective by the Commission

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

since June 30, 1996. The consolidated financial statements of TAVA included in TAVA's most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q, and in any other report or registration statement filed with the Commission by TAVA under the Exchange Act subsequent thereto (collectively, the "TAVA REPORTS") (i) were prepared in accordance with the published regulations of the Commission and in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and (ii) fairly present the financial position for TAVA as of the dates thereof and the results of its operations and changes in financial position for the periods then ended (except with respect to interim period financial statements, for normal year-end adjustments which are not material); the TAVA Reports were prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act, as the case may be, and the applicable rules and regulations of the Commission thereunder; and the TAVA Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since June 30, 1996, TAVA has filed with the Commission all reports required to be filed by TAVA under the Securities Act and the Exchange Act and the rules and regulations of the Commission.

       2.6 LIABILITIES. TAVA does not have any material liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential material liabilities or obligations, other than those (i) disclosed in the TAVA Reports or (ii) set forth in Section 2.6 of the TAVA Disclosure Schedule.

       2.7 ADDITIONAL TAVA INFORMATION. Set forth in Section 2.7 of the TAVA Disclosure Schedule are true, complete and materially correct lists of the following items (which will be periodically updated by TAVA and delivered to Real Holdings through the Effective Time), and TAVA agrees that upon the request of Real Holdings, it will furnish to TAVA true, complete and correct copies of any documents referred to in such lists:

              2.7.1 EMPLOYEE COMPENSATION PLANS. All Current TAVA Employee Benefit Plans, related trusts, if applicable, and related third party contracts, including all amendments thereto, the most recent report on Form 5500 and the summary plan description for each Current TAVA Employee Benefit Plan required to file such report or provide such description, and the most recent favorable determination letter from the Internal Revenue Service with respect to each Current TAVA Employee Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code.;

              2.7.2 CERTAIN SALARIES. The names and salary rates of all present officers and employees of TAVA whose current regular annual salary rate is $100,000 or more, together with any bonuses paid or payable to such persons for the fiscal year ended June 30, 1998, or since that date, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

              2.7.3 EMPLOYEE AGREEMENTS. Any collective bargaining agreements of TAVA with any labor union or other representative of employees, including amendments,

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       supplements, and understandings, and all employment and consulting agreements of TAVA or with any TAVA employee;

              2.7.4 GUARANTIES. All third party indebtedness, liabilities and commitments of others as to which TAVA is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party;

              2.7.5 ENVIRONMENTAL. All environmental orders and decrees material to current operations conducted by TAVA and all environmental audits, assessments, investigations and reviews conducted within the last five years on any property owned or used by TAVA.

       2.8    [Intentionally omitted]

       2.9 NO UNDISCLOSED CONTRACTS OR DEFAULTS. Except as may be specified in the TAVA Reports or Section 2.9 of the TAVA Disclosure Schedule, TAVA is not a party to, or bound by, any material contract or arrangement of any kind to be performed after the Effective Time, nor is TAVA in default in any material obligation or covenant on its part to be performed under any obligation, lease, contract, order or other arrangement. For purposes of this SECTION 2.9, all contracts, agreements and arrangements with respect to year 2000 remediation or Year 2000 Compliant services shall be material.

       2.10 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in the TAVA Reports or in Section 2.10 of the TAVA Disclosure Schedule, other than as a result of the transactions contemplated by this Agreement, since December 31, 1998, there has not been:

              2.10.1 FINANCIAL CHANGE. Any adverse change in the financial condition, operations, assets, liabilities or business of TAVA which could reasonably be expected to have a Material Adverse Effect on TAVA;

              2.10.2 PROPERTY DAMAGE. Any damage, destruction, or loss to the business or properties of TAVA (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on TAVA;

              2.10.3 DIVIDENDS. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the TAVA Common Stock, or any direct or indirect redemption, purchase or any other acquisition by TAVA of any such stock;

              2.10.4 CAPITALIZATION CHANGE. Any change in the capital stock or in the number of shares or classes of TAVA's authorized or outstanding capital stock as described in SECTION 2.3 (other than the issuance of TAVA Common Stock upon the exercise of outstanding options to purchase TAVA Common Stock or issuances pursuant to TAVA's Employee Stock Purchase Plan ("ESPP"));

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              2.10.5 LABOR DISPUTES.  Any labor dispute (other than routine grievances) with any significant group of TAVA's employees or independent contractors; or

              2.10.6 OTHER MATERIAL CHANGES. Any other event or condition known to TAVA particularly pertaining to and adversely affecting the operations, assets or business of TAVA which could reasonably be expected to have a Material Adverse Effect on TAVA.

       2.11   TAXES.

              2.11.1 TAX RETURNS FILED; TAXES PAID.  Except as set forth in
       Section 2.11 of the TAVA Disclosure Schedule, and except with respect to failures which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on TAVA, (i) all returns and reports ("TAX RETURNS") of or with respect to any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation,
       (x) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (y) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (z) interest, penalties and additions to tax imposed with respect thereto ("TAX" or "TAXES") which are required to be filed on or before the Closing by or with respect to TAVA have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is and will be true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to TAVA have been or will be satisfied in full in all respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

              2.11.2 OPEN RETURNS DISCLOSED. All Tax Returns of or with respect to TAVA with unexpired or extended statutes of limitations which have been audited by the applicable governmental authority are set forth in
       Section 2.11 of the TAVA Disclosure Schedule.

              2.11.3 EXTENSIONS DISCLOSED. Except as set forth in Section 2.11 of the TAVA Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to TAVA or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to TAVA.

              2.11.4 CLAIMS DISCLOSED. There is no claim against TAVA for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to TAVA other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Section 2.11 of the TAVA Disclosure

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       Schedule or which could not reasonably be expected to have a Material
       Adverse Effect on TAVA.

              2.11.5 SCHEDULED TAX LIABILITIES SUFFICIENT. The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in SECTION 2.5 of this Agreement are sufficient to cover in all material respects the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to TAVA up to and through the periods covered thereby.

              2.11.6 TAX ALLOCATION AGREEMENTS. TAVA has previously delivered to Real Holdings true and complete copies of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting TAVA.

              2.11.7 NO TAX LIENS. Except for statutory liens for current Taxes not yet due, no material liens for Taxes exist upon the assets of TAVA.

              2.11.8 CHANGE OF ACCOUNTING METHOD. TAVA will not be required to include any amount in income for any taxable period beginning after June 30, 1997 as a result of a change in accounting method of TAVA for any taxable period of TAVA or pursuant to any agreement with any Tax authority with respect to any such taxable period.

              2.11.9 PARTNERSHIPS; FOREIGN CORPORATIONS. Except as set forth in Section 2.11 of the TAVA Disclosure Schedule, none of the property of TAVA is held in an arrangement for which partnership Tax Returns are being filed, and TAVA does not own any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the Code) or other entity the income of which is required to be included in the income of TAVA.

              2.11.10 SAFE HARBOR LEASES; TAX-EXEMPT USE PROPERTY. Except as set forth in Section 2.11 of the TAVA Disclosure Schedule, none of the property of TAVA is subject to a safe-harbor lease (pursuant to section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of
       1986) or is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of section 168(g)(5) of the Code).

              2.11.11 SECTION 341(f) ELECTION. TAVA has not made an election under section 341(f) of the Code.

       2.12   INTELLECTUAL PROPERTY.

              2.12.1 OWNERSHIP. Section 2.12 of the TAVA Disclosure Schedule accurately identifies all software programs currently being marketed, sold or licensed by TAVA and all software products or programs under development by TAVA but not currently marketed (collectively, the "SOFTWARE PROGRAMS"). Except as set forth in Section 2.2 of the TAVA

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       Disclosure Schedule, TAVA owns full and unencumbered right and good and valid title to the Software Programs, all material patents, trademarks, service marks, trade names and copyrights (including registrations, licenses and applications pertaining thereto) and all other intellectual property rights, trade secrets and other confidential or proprietary information, processes and formulae used in its businesses or otherwise necessary for the conduct of its businesses (the "INTELLECTUAL PROPERTY"), free and clear of all Encumbrances. Section 2.12 of the TAVA Disclosure Schedule contains a complete list of all registered trademarks and service marks, all reserved trade names, all registered copyrights and all filed patent applications and issued patents used in, or otherwise necessary for the conduct of, the business of TAVA as presently conducted.

              2.12.2 NOTICES. Section 2.12 of the TAVA Disclosure Schedule sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Software Programs. In no instance has the eligibility of the Software Programs for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

              2.12.3 PROTECTION. TAVA has in force the trade secret protection program set forth in Section 2.12 of the TAVA Disclosure Schedule. To TAVA's knowledge, there has been no violation of such program by any person or entity. The source code and related technical system documentation for the Software Programs (i) have at all times been maintained by TAVA in strict confidence, (ii) have been disclosed by TAVA only to employees and contractors (and to third parties' escrow agents pursuant to source code escrow agreements) who have had a "need to know" the contents thereof in connection with the performance of their duties to TAVA and who have executed written agreements requiring the recipient to keep the information in strict confidence.

              2.12.4 PERSONNEL. All present and former employees, agents, consultants and contractors of TAVA, who have contributed to or participated in the conception and development of the Software Programs, technical documentation, or Intellectual Property on behalf of TAVA have executed nondisclosure agreements substantially in the form provided by TAVA to Real Holdings.

              2.12.5 THIRD-PARTY SOFTWARE. Section 2.12 of the TAV.nb Disclosure Schedule contains a complete list of software libraries, compilers and other third-party software used in the development of the Software Programs. Section 2.12 of the TAVA Disclosure Schedule lists all license agreements for the use of all such software and, if any such software is not licensed, the basis of the use of such software by TAVA. All use of each of such Software Program by TAVA has been in full compliance with the respective license agreement or other right of use listed in Section 2.12 of the TAVA Disclosure Schedule.

              2.12.6 SOFTWARE PERFORMANCE. The Software Programs will perform in accordance with the warranties set forth in the standard end-user agreements listed in Section 2.14 of the TAVA Disclosure Schedule when used as documented.


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

              2.12.7 NO INFRINGEMENT. The Software Programs do not infringe and will not infringe any copyright or trade secret of any person or entity, and, to the knowledge of TAVA, no part of the Software Programs nor the use thereof for their intended purposes infringes or will infringe any valid and subsisting patent or other exclusionary right of any third party. No claims have been asserted against TAVA by any person or entity as to the use of any of the Intellectual Property, and, to the knowledge of TAVA, there is no basis for any such claims.

              2.12.8 INTEGRITY. Except with respect to demonstration or trial copies, and only with respect to Software Programs as originally delivered by TAVA to its clients and unaltered by third parties, no portion of the Software Products contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware, or data; or to perform any other similar actions.

              2.12.9 CONTRACT PERFORMANCE. TAVA has observed all material provisions of, and performed all of their material obligations under, the Licenses, including, but not limited to, the performance of its product maintenance obligations. TAVA has not taken any action that could cause, or failed to take any action, the failure of which could cause, (i) any source code, trade secret or other Intellectual Property relating to the Software Programs to be released from an escrow or otherwise made available to any person or entity other than those persons described in SECTION 2.12.3, or to be dedicated to the public or otherwise placed in the public domain or (ii) any other material adverse effect to the protection of the Software Programs under trade secret, copyright, patent or other intellectual property laws.

              2.12.10 YEAR 2000. The Software Programs (i) are year 2000 compliant and compatible, which shall include, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate or will operate in accordance with their specifications prior to, during and after the calendar year 2000 A.D.; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century (collectively, "YEAR 2000 COMPLIANT").

       2.13 ADEQUACY OF TECHNICAL DOCUMENTATION. The technical documentation of the Software Programs (the "TECHNICAL DOCUMENTATION") includes the source code (with comments, if any) for all Software Programs as listed on Section 2.13 of the TAVA Disclosure Schedule. The Technical Documentation also includes any programs (including compilers), "workbenches," tools and higher level (or "proprietary") languages necessary for the development, maintenance and implementation of the Software Programs.

       2.14   SOFTWARE CONTRACTS.

              2.14.1 END-USER AGREEMENTS. Section 2.14.1 of the TAVA Disclosure Schedule sets forth a complete example of each of TAVA's standard license agreements with respect to the Software Programs (the "STANDARD LICENSES") and a complete list of each license of the Software Programs which contains any material differences or deviations from the Standard Licenses (together with the Standard Licenses, the "LICENSES"). Except as set forth in Section 2.14.1 of the TAVA Disclosure Schedule, all contracts identified in Section
       2.14.1 of the TAVA Disclosure Schedule constitute only end-user agreements, each of which grants the end user thereunder principally the nonexclusive right and license to use an identified Software Program and related user documentation, for internal purposes only, at the sites specified in each agreement.

                     Section 2.14.1 of the TAVA Disclosure Schedule accurately identifies each customer which generated 5% or more of TAVA's revenues during the preceding four fiscal quarters.

              2.14.2 MARKETING AGREEMENTS. Section 2.14.2 of the TAVA Disclosure Schedule sets forth a complete list of all contracts, agreements, licenses, or other commitments or arrangements in effect with respect to the marketing, remarketing, distribution, licensing or promotion of (i) the Software Programs or any other Technical Documentation or the Intellectual Property by any independent salesperson, distributor, sublicensor or other remarketer or sales organization or (ii) any third party's software products by TAVA (the "MARKETING AGREEMENTS").

                     Section 2.14.2 of the TAVA Disclosure Schedule accurately identifies each marketing arrangement which generated 5% or more of TAVA's revenues during the preceding four fiscal quarters.

              2.14.3 NO ASSIGNMENT. Except as set forth in Section 2.14.3 of the TAVA Disclosure Schedule, other than the Licenses and the Marketing Agreements, TAVA has not granted, transferred or assigned any right or interest in the Software Programs, the Technical Documentation or the Intellectual Property to any person or entity.

       2.15 THIRD-PARTY COMPONENTS IN SOFTWARE PROGRAMS. Except as set forth in Section 2.15 of the TAVA Disclosure Schedule, the Software Programs and Technical Documentation contain no programming or materials in which any third party may claim superior, joint or common ownership, including any right or license. Except as set forth in Section 2.15 of the TAVA Disclosure Schedule, the Software Programs and Technical Documentation do not contain derivative works of any programming or materials not owned in their entirety by TAVA.

       2.16 TITLE TO PROPERTIES. With minor exceptions which in the aggregate are not material, and except for merchandise and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, TAVA has good and valid title to or valid leasehold interests in all its properties, interests in properties and assets, real and personal, reflected in the most recent balance sheet of TAVA included in the TAVA Reports, free and clear of any Encumbrance of any nature whatsoever, except (i) liens and Encumbrances reflected in the most recent balance sheet of TAVA included in the TAVA Reports or in Section
2.16 of the TAVA Disclosure Schedule, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations of TAVA. Except as set forth in Section 2.16 of the TAVA Disclosure Schedule, all leases pursuant to which TAVA leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid and effective; and there is not, under any such leases, any existing or, to the knowledge of TAVA, prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by TAVA and in respect to which TAVA has not taken adequate steps to prevent a default from occurring. The buildings and premises of TAVA that are used in its business are in good and sufficient operating condition and repair for the continued conduct of TAVA's business on a basis consistent with past practice, subject to ordinary wear and tear. All major items of equipment of TAVA are in good and sufficient operating condition and in a state of reasonable maintenance and repair for the continued conduct of TAVA's business on a basis consistent with past practice, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

       2.17 LITIGATION. Except to the extent set forth in the TAVA Reports or in Section 2.17 of the TAVA Disclosure Schedule:

              2.17.1 GENERAL. There is no suit, action, or legal, administrative, arbitration, or other proceeding pending to which TAVA is a party or, to the knowledge of TAVA, might become a party or which particularly affects TAVA, which would involve a liability in excess of $100,000 or which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on TAVA;

              2.17.2 ZONING. There are no changes in the zoning or building ordinances directly affecting the real property or leasehold interests of TAVA, pending or, to the knowledge of TAVA, threatened;

              2.17.3 GOVERNMENTAL INVESTIGATIONS. Except as required pursuant to HSR, no investigation or review by any governmental entity with respect to TAVA or any of the transactions contemplated by this Agreement is pending or, to TAVA's knowledge, threatened, nor has any governmental entity indicated to TAVA an intention to conduct the same.

              2.17.4 PRODUCT WARRANTY; YEAR 2000. There are no existing liabilities or, to the knowledge of TAVA, potential liabilities, arising from claims regarding the performance or design of the products and services sold by TAVA either in the past or at present, including liabilities potentially arising from services performed by TAVA to make software, hardware or systems Year 2000 Compliant, for which adequate reserves have not been established on the most recent balance sheet in the TAVA Reports, that in the aggregate could reasonably be expected to have a Material Adverse Effect on TAVA.

       2.18 ENVIRONMENTAL COMPLIANCE. Except as set forth in Section 2.18 of the TAVA Disclosure Schedule:

              2.18.1 ENVIRONMENTAL CONDITIONS. There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any real property owned by TAVA as a result of the actions of TAVA or, to its knowledge, of any third party or otherwise, that could reasonably be expected to have a Material Adverse Effect on TAVA.

              2.18.2 PERMITS, ETC. TAVA has in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations and is operating in material compliance thereunder.

              2.18.3 COMPLIANCE. TAVA's operations and use of its assets do not violate any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to
       (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or
       (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability
       Act (49 U.S.C. Section 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 1609 ET SEQ.), the
       Clean Water Act (33 U.S.C. 1051 ET SEQ.), the Clean Air Act (42 U.S.C.
       Section 7401 ET SEQ.), the Toxic Substances Control Act (17 U.S.C.
       Section 2601 ET SEQ.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f ET SEQ.), the Rivers and Harbors Act (33 U.S.C. Section 401 ET SEQ.), the Oil Pollution Act (33 U.S.C. Section 2701 ET SEQ.)
       and analogous state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "APPLICABLE ENVIRONMENTAL LAWS"), except for violations which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on TAVA.

              2.18.4 ENVIRONMENTAL CLAIMS. No notice has been served on TAVA from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on TAVA.

              2.18.5 RENEWALS. TAVA does not know of any reason it would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of TAVA's assets for their current purposes and uses.

       2.19 COMPLIANCE WITH OTHER LAWS. Except as set forth in the TAVA Reports or in Section 2.19 of the TAVA Disclosure Schedule, TAVA is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.) as amended ("OSHA"), or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations or defaults which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on TAVA.

       2.20 FINDER'S FEE. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by TAVA, its counsel and Prudential Securities Inc., its financial advisor, directly with Real and Real Holdings, their counsel and their financial advisor, without the intervention of any other person as the result of any act of TAVA, and so far as is known to TAVA, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments, other than financial advisory fees to be paid by TAVA to Prudential Securities, Inc.

       2.21   EMPLOYEE BENEFIT PLANS.

              2.21.1 DEFINITIONS. For purposes of this Agreement: "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended; "CODE" shall mean the Internal Revenue Code of 1986, as amended; "TAVA EMPLOYEE BENEFIT PLAN" shall mean each (i) employee benefit plan within the meaning of section 3(3) of ERISA (notwithstanding that such plan may be exempt from some or all of ERISA by virtue of its status as a "top hat" plan or other exempt plan) and (ii) personnel policy; stock option plan or agreement; collective bargaining agreement; bonus plan or arrangement; incentive award plan or arrangement; vacation policy; severance pay plan, policy, or agreement; deferred compensation agreement or arrangement; executive compensation or supplemental income arrangement; consulting agreement; employment agreement; and other employee benefit plan, agreement, arrangement, program, practice, or understanding, which is sponsored, maintained, or contributed to by TAVA for the benefit of the employees, former employees, independent contractors, or agents of TAVA or has been so sponsored, maintained, or contributed to at any time since 1974; "CURRENT TAVA EMPLOYEE BENEFIT PLAN" shall mean each TAVA Employee Benefit Plan, which is sponsored, maintained, or contributed to by TAVA as of the date of this Agreement or has been so sponsored, maintained, or contributed to by TAVA at any time within six years prior to the Effective Time; and "TAVA COMMONLY CONTROLLED ENTITY" shall mean any corporation, trade, business, or entity under common control with TAVA within the meaning of section 414(b), (c),
       (m), or (o) of the Code or section 4001 of ERISA.

              2.21.2 PRODUCTION OF DOCUMENTS. Schedule 2.21.2 provides a list of each Current TAVA Employee Benefit Plan. True, correct, and complete copies of each Current TAVA Employee Benefit Plan, related trusts, if applicable, and related third party contracts, including all amendments thereto, have been made available to Real Holdings and Merger

       Sub.  There have also been made available to Real Holdings and Merger Sub
       (i) the most recent report on Form 5500 and the summary plan description for each Current TAVA Employee Benefit Plan required to file such report or provide such description and (ii) the most recent favorable determination letter from the Internal Revenue Service with respect to each Current TAVA Employee Benefit Plan intended to be qualified within the meaning of section 401(a) of the Code.

              2.21.3 COMPLIANCE WITH LAW. With respect to the TAVA Employee Benefit Plans: (i) neither TAVA nor any TAVA Commonly Controlled Entity contributes to or has an obligation to contribute to, nor has either at any time within six years prior to the Effective Time contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of section 3(37) of ERISA; (ii) all obligations, whether arising by operation of law or by contract, required to be performed with respect to the TAVA Employee Benefit Plans have been substantially performed, and there have been no material defaults, omissions, or violations by any party with respect to the TAVA Employee Benefit Plans; (iii) all reports and disclosures relating to the Current TAVA Employee Benefit Plans required to be filed with or furnished to governmental agencies, participants, or beneficiaries have been filed or furnished in accordance with applicable law in a timely manner; (iv) each Current TAVA Employee Benefit Plan, which is intended to be qualified under section 401(a) of the Code, (A) satisfies in form the requirements of such section, except to the extent amendments are not required by law to be made until a date after the Effective Time, (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status covering all amendments to such TAVA Employee Benefit Plan, and (C) has not been operated in a way that would adversely affect its qualified status; (v) there are no actions, suits, or claims pending (other than routine claims for benefits) or, to the knowledge of TAVA, threatened against, or with respect to, any of the TAVA Employee Benefit Plans or their assets; (vi) all contributions required to be made to the Current TAVA Employee Benefit Plans pursuant to their terms and the provisions of ERISA, the Code, or any other applicable law have been timely made; (vii) with respect to each TAVA Employee Benefit Plan and each employee benefit plan (within the meaning of section 3(3) of ERISA) sponsored or contributed to by any TAVA Commonly Controlled Entity, which is or has been within six years prior to the Effective Time subject to Title IV of ERISA, (A) there has been no event or condition that presents a material risk of plan termination, (B) no accumulated funding deficiency, whether or not waived, within the meaning of section 302 of ERISA or section 412 of the Code has been incurred, (C) no reportable event within the meaning of section 4043 of ERISA (for which the disclosure requirements of Regulation section 4043.1 ET SEQ. promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred, (D) no notice of intent to terminate such plan has been given under section 4041 of ERISA, (E) no proceeding has been instituted under section 4042 of ERISA to terminate such plan, (F) no liability to the PBGC has been incurred, which liability has not been satisfied, (G) the assets of such plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of section 4041 of ERISA, under such plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC, and (H) all contributions (including installments) to such plan required by section 302 of ERISA and section 412 of the Code have been timely made; (viii) no act, omission, or transaction has occurred that would result in imposition on TAVA of (A) breach of fiduciary duty liability damages under section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i), or (l) of section 502 of ERISA, or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (ix) to the knowledge of TAVA, there is no matter pending (other than routine qualification determination filings) with respect to any of the TAVA Employee Benefit Plans before the Internal Revenue Service, the Department of Labor, the PBGC, or other governmental authority; (x) each trust funding a Current TAVA Employee Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect such exempt status; (xi) with respect to any Current TAVA Employee Benefit Plan that is a group health plan, all continuation of coverage obligations set forth in section 4980B of the Code and section 601 through 609 of ERISA have been performed; and
       (xii) each Current TAVA Employee Benefit Plan that is a welfare plan within the meaning of section 3(1) of ERISA may be unilaterally amended or terminated in its entirety without liability except as to benefits vested and accrued thereunder prior to such amendment or termination.

              2.21.4 NO ADDITIONAL BENEFITS TRIGGERED. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, except as set forth in Section 2.21.4 of the TAVA Disclosure Schedule, (i) require TAVA or Real Holdings to make a larger contribution to, or pay greater benefits or provide other rights under, any Current TAVA Employee Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (ii) create or give rise to any additional vested rights or service credits under any Current TAVA Employee Benefit Plan. Except as otherwise set forth on
       SCHEDULE 2.21.4, TAVA is not a party to any agreement, nor has it established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for TAVA upon termination of such services that would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement. In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under any agreement contemplated herein or under any Current TAVA Employee Benefit Plan that would be reasonably likely to result in imposition of the sanctions imposed under section 280G or 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

              2.21.5 STOCK OPTION PLANS. Except as listed on SCHEDULE 2.21.5, no TAVA Employee Benefit Plan grants or purports to grant any option, warrant, or right entitling the holder thereof to purchase or otherwise acquire any shares of stock of TAVA, and no such option, warrant, or right is outstanding as of the Effective Time.

              2.21.6 EMPLOYEES. SCHEDULE 2.21.6 lists all individuals performing services for TAVA as of the date of this Agreement and the annual compensation or rate of pay and paid 1998 bonus for each, with each such individual identified as (i) salaried or hourly, (ii) exempt or nonexempt, (iii) union or nonunion, (iv) full-time or part-time,
       (v) temporary, permanent, or leased; and (vi) active or nonactive (e.g., leave of absence, FMLA, disability, layoff, etc.).

       2.22 INSURANCE. TAVA has held insurance issued by insurers against such risks as companies engaged in its business, in accordance with reasonable business practice, would customarily be insured. Section 2.22 of the TAVA disclosure schedule contains a list of all insurance, including descriptions of all coverage, special coverage or riders associated with year 2000 services, presently carried by TAVA or under which claims remain outstanding.

       2.23 INFORMATION FOR PROXY STATEMENT. All information and data (including financial statements) concerning TAVA which is or will be included in the proxy statement (the "PROXY STATEMENT") issued to TAVA's shareholders in connection with the transactions contemplated by this Agreement will be furnished by TAVA for inclusion therein and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

       2.24 FAIRNESS OPINION. TAVA has received a written opinion of Prudential Securities Inc., dated as of the date hereof, for inclusion in the Proxy Statement to the effect that the consideration to be paid by Real Holdings pursuant to this Agreement is fair to the stockholders of TAVA from a financial point of view. A copy of such written opinion is attached hereto as EXHIBIT B.

       2.25 INVESTMENT COMPANY. TAVA is not an "investment company," or an "affiliated person of" or "promoter" or "principal underwriter" of an investment company, as those terms are defined in the Investment Company Act of 1940, as amended.

                                     ARTICLE III

                          REPRESENTATIONS AND WARRANTIES OF
                          REAL, REAL HOLDINGS AND MERGER SUB

       Real, Real Holdings and Merger Sub represent and warrant as follows:

       3.1 ORGANIZATION AND STANDING. Each of Real, Real Holdings and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on Real Holdings.

       3.2    AUTHORIZATION; APPROVALS; NO VIOLATION.

              3.2.1 AUTHORIZATION OF AGREEMENT. Each of Real, Real Holdings and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and the Plan of Merger and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Real, Real Holdings and Merger Sub of this Agreement and the Plan of Merger, as the case may be, and the performance by each of Real, Real Holdings and Merger Sub of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of each of Real, Real Holdings and Merger Sub. This Agreement has been duly executed and delivered by each of Real, Real Holdings and Merger Sub and (assuming due authorization, execution and delivery hereof by the other parties hereto) this Agreement constitutes the legal, valid and binding obligations of Real, Real Holdings and Merger Sub enforceable (subject to normal equity principles) against Real, Real Holdings and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally.

              3.2.2 APPROVALS. Except for the applicable requirements, if any, of (a) the Securities Act and state securities or blue sky laws with respect to the conversion or exchange of certain stock purchase options outstanding under TAVA Plans, (b) HSR, (c) the filing and recordation of appropriate merger documents as required by Section 105 of the Act and
       (d) those laws, regulations and orders of any governmental authority noncompliance with which could not reasonably be expected to have a Material Adverse Effect on Real or Real Holdings, no filing or registration with, no waiting period imposed by and no authorization of, any governmental authority is required under any law, regulation or order of any governmental authority applicable to Real or Real Holdings or any of its subsidiaries to permit Real Holdings to execute, deliver or perform this Agreement or the Plan of Merger, or to consummate the transactions contemplated hereby or thereby.

              3.2.3 NO VIOLATION. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all authorizations of governmental authorities indicated as required in SECTION 3.2.2, neither the execution and delivery by either Real, Real Holdings or Merger Sub of this Agreement and the Plan of Merger, as the case may be, nor the performance by either Real, Real Holdings or Merger Sub of its obligations hereunder and thereunder will (a) violate or breach the terms of or cause a default under (i) any law, regulation or order of any governmental authority applicable to Real, Real Holdings or Merger Sub, (ii) the certificate of incorporation or bylaws or organizational documents of Real, Real Holdings or Merger Sub or (iii) any contract or agreement to which either Real or Real Holdings is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third person, have any of the effects set forth in clause (a) of this

       Section, except in any such case for any matters described in this Section (other than clause (ii) hereof) that could not reasonably be expected to have Material Adverse Effect on Real or Real Holdings.

       3.3 ASSETS. On the date hereof, Real Holdings has no assets other than the rights pursuant to the loan commitment documents attached hereto as EXHIBIT C.

       3.4 FINDER'S FEE. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Real and Real Holdings, their counsel and Broadview International, LLC, their financial advisor, directly with TAVA, its counsel and their financial advisor, without the intervention of any other person as the result of an act of Real or Real Holdings and, so far as known to Real or Real Holdings, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or any similar payments.

       3.5 INFORMATION FOR PROXY STATEMENT. All information and data (including financial statements) concerning Real or Real Holdings which is or will be included in the Proxy Statement will be furnished by Real Holdings for inclusion therein and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

                                      ARTICLE IV

                          OBLIGATIONS PENDING EFFECTIVE TIME

       4.1 AGREEMENTS OF REAL, REAL HOLDINGS AND TAVA. Real, Real Holdings and TAVA agree to take the following actions after the date hereof and prior to the Effective Time:

              4.1.1 HART-SCOTT-RODINO. Each party shall file such materials as are required under the HSR Act with respect to the transactions contemplated hereby and shall cooperate with the other party to the extent necessary to assist the other party in the preparation of such filings.

              4.1.2 PROXY STATEMENT. As promptly as practicable after the execution of this Agreement, Real Holdings and TAVA shall cooperate in the preparation and prompt filing of the Proxy Statement with the Commission with respect to the meeting of TAVA's stockholders called for the purpose of, among other things, securing the adoption of the Plan of Merger by the stockholders of TAVA in accordance with TAVA's articles of incorporation and bylaws and the Act. TAVA shall use all reasonable efforts to have the Proxy Statement cleared as promptly as practicable by the Commission.

              4.1.3 NOTICE OF MATERIAL DEVELOPMENT. Each of Real, Real Holdings and TAVA will promptly notify the other party in writing of
       (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of such party contained in this Agreement untrue or inaccurate in any material respect, (ii) any Material

       Adverse Effect on such party and (iii) any breach by such party of any covenant or agreement contained in this Agreement.

       4.2 ADDITIONAL AGREEMENTS OF TAVA. TAVA agrees that from the date hereof to the Effective Time, except with the prior written consent of Real Holdings, it will:

              4.2.1 MAINTENANCE OF PRESENT BUSINESS. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors, and others having business dealings with it, and in connection therewith it shall not substantially deviate from its pricing practices;

              4.2.2 MAINTENANCE OF PROPERTIES. At its expense, maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

              4.2.3 MAINTENANCE OF BOOKS AND RECORDS. Maintain its books of accounts and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

              4.2.4 COMPLIANCE WITH LAW. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

              4.2.5 COMPLIANCE WITH AGREEMENT. At its expense, take all commercially reasonable actions as may be necessary (i) to ensure that the representations and warranties made by it herein are true and correct at the Effective Time, (ii) to fully perform all covenants made by it herein and (iii) to satisfy timely all other obligations imposed upon it by this Agreement;

              4.2.6 INSPECTION. Permit Real Holdings and its officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties hereinabove made and the compliance with covenants contained in this Agreement;

              4.2.7 MAINTENANCE OF INTELLECTUAL PROPERTY. Not take any action that would, or fail to take any action the failure of which would, cause directly or indirectly any of its Intellectual Property to enter the public domain or that could otherwise adversely affect its Intellectual Property;

              4.2.8 NO DELAY. Not take any action or enter into any transaction which would materially affect the ability of TAVA to, or materially delay TAVA's ability to, complete the transactions contemplated by this Agreement; PROVIDED, that the exercise by the board of directors of TAVA of its fiduciary duties in connection with a Superior TAVA Transaction Proposal, pursuant to the terms of SECTION 4.2.14, shall not be deemed a breach of this SECTION 4.2.8;

              4.2.9 PROHIBITION OF CERTAIN EMPLOYMENT CONTRACTS. Not enter into any contracts of employment or other agreements, which (i) cannot be terminated on notice of 14 days or less without the payment of additional compensation or consideration or (ii) provide for any increase in compensation, including, without limitation, any modification of any stock option agreements, outside the ordinary course of business consistent with past practice, severance payments or benefits covering a period beyond the termination date (other than those which Real Holdings has previously approved) except as contemplated by this Agreement or as may be required by law;

              4.2.10 PROHIBITION OF CERTAIN LOANS. Not incur any borrowings except (i) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future,
       (ii) trade payables incurred in the ordinary course of business, or
       (iii) other borrowings incurred in the ordinary course of business to finance normal operations;

              4.2.11 PROHIBITION OF CERTAIN COMMITMENTS AND ACQUISITIONS.
       Except as set forth in Section 4.2.11 of the TAVA Disclosure Schedule, not enter into commitments (i) of a capital expenditure nature or incur any contingent liability which would exceed $250,000, in the aggregate, except (A) as may be necessary for the maintenance of existing facilities and equipment in good operating condition and repair in the ordinary course of business, or (B) as may be required by law, or (ii) for the acquisition of any other business or any shares of capital stock of any third party;

              4.2.12 DISPOSAL OF ASSETS. Not sell, dispose of, or encumber, any property or assets, except in the ordinary course of business;

              4.2.13 MAINTENANCE OF INSURANCE. Maintain insurance (or self insurance reserves) upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it, which insurance (or self insurance reserves) may be added to from time to time in its discretion;

              4.2.14 TAVA ACQUISITION PROPOSALS.

                     4.2.14.1 NO SOLICITATION. Not directly or indirectly, or authorize or permit any of its respective agents to:
              (i) solicit, initiate, knowingly encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, TAVA or any merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving TAVA (other than the transactions contemplated by this Agreement) or any other material corporate transactions the consummation of which would, or could reasonably be expected to, impede, interfere with, prevent or materially delay the Merger (collectively, "TAVA TRANSACTION PROPOSALS") or agree to or endorse any TAVA Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to another person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, an effort or attempt by any other person to do or seek any of the foregoing, PROVIDED, HOWEVER, that the foregoing clauses (i) and (ii) shall not prohibit TAVA from (A) furnishing information concerning TAVA and its businesses, properties or assets to a third party who has made an inquiry concerning a TAVA Transaction Proposal or (B) engaging in discussions or negotiations with a third party who has made an inquiry concerning a TAVA Transaction, but in each case referred to in the foregoing clauses (A) and (B) only after
              (x) the board of directors of TAVA concludes in good faith following consultation with its outside counsel that such action is reasonably necessary in order for the board of directors of TAVA to comply with its fiduciary obligations to TAVA's stockholders under applicable law and (y) such third party shall have executed a confidentiality agreement in reasonably customary form. If the board of directors of TAVA receives a TAVA Transaction Proposal, then TAVA shall, as soon as is practicable and in no event later than twelve (12) hours after receipt of such proposal, inform Real Holdings of the terms and conditions of such proposal and the identity of the person making it and shall keep Real Holdings informed of the status and any changes in terms of any such TAVA Transaction Proposal and of the steps it is taking in response to such TAVA
              Transaction Proposal.  Nothing contained in this SECTION
              4.2.14.1 shall prohibit TAVA or its board of directors from making such disclosure to TAVA's stockholders or taking any action which, in the good faith judgment of TAVA's board of directors based on advice of its outside counsel, is required under applicable law, including Rules 14d-9 and 14e-2 promulgated under the Exchange Act. For purposes of this Agreement, the term "SUPERIOR TAVA TRANSACTION PROPOSAL" shall mean a BONA FIDE TAVA Transaction Proposal that the board of directors of TAVA determines in good faith after consultation with (and based in part on the advice of) its independent financial advisors to be more favorable to TAVA and TAVA's stockholders than the Merger, is reasonably capable of being financed and is not subject to any material contingencies relating to financing.

                     4.2.14.2 ACCEPTANCE OF SUPERIOR TAVA TRANSACTION PROPOSALS. If (i) this Agreement is terminated by TAVA or Real Holdings pursuant to SECTION 6.1.5 hereof or (ii) TAVA enters into an agreement which provides for Another TAVA Transaction (as defined below) or Another TAVA Transaction is consummated (in each case with any third party which after the date of this Agreement and before termination of this Agreement has communicated to it a TAVA Transaction Proposal), in either case within twelve months after the date of termination of this Agreement, then, in any such event unless this Agreement has been terminated solely due to TAVA's termination pursuant to SECTION 6.1.1, SECTION 6.1.4, SECTION 6.1.6, SECTION 6.1.7, or SECTION 6.1.9 TAVA shall pay to Real Holdings simultaneously with termination by TAVA in the case of the occurrence of any of the events specified in clause (i) above, and immediately upon the first to occur of the entering into an agreement providing for, or the consummation of, Another TAVA Transaction in the case of clause (ii) above
              (by wire transfer of immediately available funds to an account designated by Real Holdings for such purpose), a fee (the "BREAK-UP FEE") in an amount equal to Five Million Eight Hundred Thousand Dollars ($5,800,000). For purposes of this SECTION 4.2.14.2, the term "ANOTHER TAVA TRANSACTION" shall mean any transaction pursuant to which (i) any person, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act) (each, a "THIRD PARTY") acquires 50% or more of the outstanding TAVA Common Stock, (ii) a Third Party acquires 25% or more of the total assets of TAVA taken as a whole, (iii) a Third Party merges, consolidates or combines in any other way with TAVA other than in a transaction in which holders of TAVA Common
              Stock continue to own at least 75% of the equity of the surviving corporation, or (iv) TAVA distributes or transfers to its stockholders, by dividend or otherwise, assets constituting 25% or more of the market value or earning power of TAVA on a consolidated basis (it being understood that stock of Subsidiaries constitute assets of TAVA for purposes of this
              SECTION 4.2.14.2).

              4.2.15 NO AMENDMENT TO CERTIFICATE OF INCORPORATION, ETC. Without the consent of Real Holdings, not amend its certificate of incorporation or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

              4.2.16 NO ISSUANCE, SALE, OR PURCHASE OF SECURITIES. Without the consent of Real Holdings, not issue or sell, or issue options or rights to subscribe for, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock; provided, that nothing in this SECTION 4.2.16 shall restrict or prohibit the issuance by TAVA of shares of TAVA Common Stock upon exercise of options previously granted under existing benefit plans or warrants previously issued to TAVA's lenders;

              4.2.17 PROHIBITION ON DIVIDENDS. Without the consent of Real Holdings, not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

              4.2.18 SUPPLEMENTAL FINANCIAL STATEMENTS. Deliver to Real Holdings, within 90 days after the end of the fiscal year ended June 30, 1999 the audited consolidated financial statements of TAVA included in its report on Form 10-K. Deliver to Real Holdings, within 45 days after the end of each fiscal quarter of TAVA beginning March 31, 1999 and through the Effective Time, unaudited balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of each fiscal quarter of TAVA, and as of the corresponding fiscal quarter of the previous fiscal year. TAVA hereby represents and warrants that such unaudited financial statements shall
       (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly the financial condition of TAVA as at the dates indicated and the results of operations for the respective periods indicated (except for normal year-end adjustments which are not material), (iii) shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein and
       (iv) shall contain all adjustments which TAVA considers necessary for a fair presentation of its results for each respective fiscal period;

              4.2.19 NOTICE OF MATERIAL DEVELOPMENTS. Promptly furnish to Real Holdings copies of all communications from TAVA to its stockholders and all TAVA Reports. TAVA shall give prompt notice to Real Holdings of
       (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any TAVA representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (it being understood that any materiality qualifications contained in such representations and warranties shall be disregarded for this purpose) at or prior to the Effective Time and (ii) any material failure of TAVA to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this SECTION 4.2.19 shall not limit or otherwise affect the remedies available hereunder to Real Holdings;

              4.2.20 TAVA STOCKHOLDERS' MEETING. Call and hold a meeting of stockholders of TAVA within 45 days after the Commission has indicated that it has no further comments on the Proxy Statement for the purpose of considering and acting upon a proposal to adopt the Plan of Merger. The board of directors of TAVA shall recommend to the stockholders of TAVA the adoption of this Agreement by the stockholders of TAVA and shall not change such recommendation unless the board of directors of TAVA concludes in good faith following advice of its outside counsel, represented by a written opinion, that a change of recommendation is reasonably necessary in order for the board of directors of TAVA to comply with its fiduciary obligations to TAVA's stockholders under applicable law; or

              4.2.21 UNION CONTRACTS AND TAVA PLANS. Except as required by law, without the written consent of Real Holdings, not directly or indirectly
       (i) enter into or modify any collective bargaining agreement with any labor union or other representative of employees, (ii) increase the compensation or benefits of any employee of TAVA, (iii) amend or terminate any TAVA Plan, or (iv) enter into or adopt any new employee benefit plan, policy or arrangement.

            4.2.22 YEAR 2000 CONTRACTS. From the date hereof until the earlier of the termination of this Agreement or the Effective Time, TAVA shall not, and shall not permit any of its subsidiaries to, enter into any contract, agreement or binding commitment for the provision of services related to year 2000 compatibility or compliance, or where the stated purpose of such is year 2000 compatibility or compliance, as described in SECTION 2.12.10, other than contracts that are substantially in the form of the standard TAVA contracts for such services previously delivered to Real Holdings.

       4.3 ADDITIONAL AGREEMENTS OF REAL AND REAL HOLDINGS. Real and Real Holdings each agree that from the date hereof to the Effective Time, they will:

              4.3.1 NO DELAY. Not take any action or enter into any transaction which would materially affect the ability of Real Holdings to, or materially delay Real Holdings' ability to, complete the transactions contemplated by this Agreement;

              4.3.2 NOTICE OF MATERIAL DEVELOPMENTS. Real Holdings shall give prompt notice to TAVA of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Real Holdings representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any material failure of Real Holdings to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
       SECTION 4.3.2 shall not limit or otherwise affect the remedies available hereunder to TAVA; and

              4.3.3 COMPLIANCE WITH AGREEMENT. At its expense, take all commercially reasonable actions as may be necessary (i) to ensure that the representations and warranties made by it herein are true and correct at the Effective Time, (ii) to fully perform all covenants made by it herein and (iii) to satisfy timely all other obligations imposed upon it by this Agreement.

              4.3.4 AVAILABILITY OF MERGER CONSIDERATION. Within three business days after the date on which all conditions precedent to the Merger set forth in Section 5.2 are satisfied, have available for transfer and deposit with the transfer agent at the Effective Time the aggregate Merger Consideration to be paid by Real Holdings pursuant to the Plan of Merger.

                                      ARTICLE V

                         CONDITIONS PRECEDENT TO OBLIGATIONS

       5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF TAVA. The obligations of TAVA to consummate and effect the Merger shall be subject to the satisfaction of the following conditions, or to the waiver thereof by TAVA in the manner contemplated by SECTION 6.4 before the Effective Time:

              5.1.1 REPRESENTATIONS AND WARRANTIES OF REAL AND REAL HOLDINGS TRUE AT EFFECTIVE TIME. The representations and warranties of Real, Real Holdings and Merger Sub herein contained shall be, in all respects, true as of and at the Effective Time with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), provided that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on Real or Real Holdings
       (it being understood that any materiality qualifications contained in such representations and warranties shall be disregarded for this purpose); Real and Real Holdings shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by Real or Real Holdings before the Effective Time; and Real Holdings shall have delivered to TAVA a certificate, dated the Effective Time and signed by its chairman of the board or chief executive officer and by its chief financial or accounting officer to both such effects.

              5.1.2  [Intentionally omitted]

              5.1.3 TAVA STOCKHOLDER APPROVAL. At the meeting of stockholders of TAVA to be held before the Effective Time, the Plan of Merger shall have been adopted by the requisite vote of stockholders of TAVA Common Stock under TAVA's certificate of incorporation and bylaws and the Act.

              5.1.4 HART-SCOTT-RODINO, ETC. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Real Holdings, its affiliates or any component of TAVA or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent. In addition, any approvals required under any state or foreign laws comparable to HSR shall have been obtained.

       5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF REAL HOLDINGS. The obligations of Real Holdings to consummate and effect the Merger shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Real Holdings in the manner contemplated by SECTION 6.4 before the Effective Time:

              5.2.1 REPRESENTATIONS AND WARRANTIES OF TAVA TRUE AT EFFECTIVE TIME. The representations and warranties of TAVA herein contained shall be, in all respects, true as of and at the Effective Time with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), provided that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on TAVA (it being understood that any materiality qualifications contained in such representations and warranties shall be disregarded for this purpose); TAVA shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by TAVA before the Effective Time; and TAVA shall have delivered to Real Holdings a certificate, dated the

       Effective Time and signed by its chairman of the board or chief executive officer and by its chief financial or accounting officer to both such effects.

              5.2.2  NO MATERIAL LITIGATION.  (i) Except as set forth in Section
       2.17 of the TAVA Disclosure Schedule, no suit, action, or other proceeding shall be pending, or to TAVA's knowledge, threatened, before any court or governmental agency which could reasonably be expected to have a Material Adverse Effect on TAVA and (ii) no statute, rule, regulation, order or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the Merger substantially on the terms contemplated hereby.

              5.2.3 TAVA STOCKHOLDER APPROVAL. At the meeting of stockholders of TAVA to be held before the Effective Time, the Plan of Merger shall have been adopted by the requisite vote of stockholders of TAVA Common Stock under TAVA's certificate of incorporation and bylaws and the Act.


              5.2.4 HART-SCOTT-RODINO, ETC. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Real Holdings, its affiliates or any component of TAVA or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent. In addition, any approvals required under any state or foreign laws comparable to HSR shall have been obtained.

              5.2.5 CONSENT OF CERTAIN PARTIES IN PRIVITY WITH TAVA. The holders of any material indebtedness of TAVA, the lessors of any material property leased by TAVA, and the other parties to any other material agreements to which TAVA is a party, whose consent to the Merger is required as set forth in the TAVA Disclosure Schedule, shall have consented to the Merger.

              5.2.6 AGREEMENTS WITH KEY PERSONNEL. Each of Doug Kelsall, John Jenkins, Larry Hagwood and Kevin Fallon shall have entered into employment agreements with Newco, in form and substance satisfactory to Newco, and Management Voting and Exchange Agreements, substantially in the form attached hereto as EXHIBIT D.

                                      ARTICLE VI

                             TERMINATION AND ABANDONMENT

       6.1 TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger abandoned at any time (whether before or after the approval of this Agreement by the stockholders of TAVA and Real Holdings) before the Effective Time:

              6.1.1 BY MUTUAL CONSENT. By mutual written consent of Real Holdings and TAVA.

              6.1.2 BY REAL HOLDINGS BECAUSE OF CONDITIONS PRECEDENT. By Real Holdings, if there has been a breach by TAVA of its representations, warranties, covenants, or agreements set forth in this Agreement if, as a result of such breach, the conditions set forth in SECTION 5.2.1 would not be satisfied, and TAVA fails to cure such breach within 15 business days after written notice thereof from Real Holdings (except that no cure period shall be provided for any breach by TAVA which by its nature cannot be cured).

              6.1.3 BY REAL HOLDINGS BECAUSE OF MATERIAL ADVERSE CHANGE. By Real Holdings, if there has been since December 31, 1998, a Material Adverse Change with respect to TAVA which condition or event shall not have been ameliorated such that it no longer constitutes a Material Adverse Change within fifteen (15) business days following receipt by TAVA of notice from Real Holdings (except that no cure period shall be provided for any Material Adverse Change which by its nature cannot be cured).

              6.1.4 BY TAVA BECAUSE OF CONDITIONS PRECEDENT. By TAVA, if there has been a breach by Real or Real Holdings of any of its representations, warranties, covenants or agreements set forth in this Agreement if, as a result of such breach, the conditions set forth in SECTION 5.1.1 would not be satisfied, and Real or Real Holdings fails to cure such breach within 15 business days after written notice thereof from TAVA (except that no cure period shall be provided for any breach by Real or Real Holdings which by its nature cannot be cured).

              6.1.5 BY TAVA OR REAL HOLDINGS BECAUSE OF A SUPERIOR TAVA TRANSACTION PROPOSAL. By TAVA or Real Holdings, if, before the Effective Time, TAVA's board of directors shall have withdrawn, withheld or modified in a manner adverse to Real Holdings its approval of this Agreement or the Merger solely to the extent permitted by the terms, conditions and procedures set forth in SECTION 4.2.14.1; PROVIDED, that this Agreement shall not be terminated pursuant to this SECTION 6.1.5 by TAVA unless TAVA has provided Real Holdings with two business days' prior written notice of its intention to accept a Superior TAVA Transaction Proposal, together with a detailed description of the terms and conditions of such Superior TAVA Transaction Proposal.

              6.1.6 BY REAL HOLDINGS OR TAVA BECAUSE OF STATUTE OR ORDER. By Real Holdings or TAVA if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated after the date of this Agreement (and shall remain in effect) prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered by a court of competent jurisdiction after the date of this Agreement (and shall not have been vacated, withdrawn or overturned) permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate this

       Agreement pursuant to this SECTION 6.1.6 shall have used its reasonable best efforts to remove such injunction order, decree, ruling or injunction.

              6.1.7 BY REAL HOLDINGS OR TAVA IF MERGER NOT EFFECTIVE BY SEPTEMBER 30, 1999. By either Real Holdings or TAVA, if all conditions to consummation of the Merger shall not have been satisfied or waived on or before September 30, 1999, other than as a result of a breach of this Agreement by the terminating party.

              6.1.8 BY REAL HOLDINGS OR TAVA IF MERGER NOT APPROVED BY STOCKHOLDERS. By either Real Holdings or TAVA if (i) a meeting of the stockholders of TAVA (including any adjournments thereof) shall have been held and completed and TAVA's stockholders shall have taken a final vote on a proposal to adopt the Plan of Merger and the Plan of Merger was not adopted by the requisite vote of holders of TAVA Common Stock under TAVA's certificate of incorporation and bylaws and the Act.

            6.1.9 BY TAVA BECAUSE OF MATERIAL ADVERSE CHANGE. By TAVA, if there has been since the date hereof, a Material Adverse Change with respect to Real or Real Holdings which condition or event shall not have been ameliorated such that it no longer constitutes a Material Adverse Change within fifteen (15) business days following receipt by Real and Real Holdings of notice from TAVA.

       6.2 TERMINATION BY BOARD OF DIRECTORS. An election of Real Holdings to terminate this Agreement and abandon the Merger as provided in
SECTION 6.1 shall be exercised on behalf of Real Holdings by its board of directors. An election of TAVA to terminate this Agreement and abandon the Merger as provided in SECTION 6.1 shall be exercised on behalf of TAVA by its board of directors.

       6.3 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of SECTION 6.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its stockholders or controlling persons or directors or officers), except (i) the provisions of SECTION 4.2.14.2 shall survive such termination and abandonment and (ii) neither party shall be released or relieved from any liability arising from any breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

       6.4 WAIVER OF CONDITIONS. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its board of directors.

                                     ARTICLE VII
                                ADDITIONAL AGREEMENTS

       7.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              7.1.1 From and after the Effective Time, Real shall cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of TAVA, determined as of the Effective Time, against any claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including, without limitation, attorneys' fees and disbursements incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, the Merger, the preparation, filing and mailing of the Proxy Statement and the other transactions and actions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that TAVA would have been permitted, under applicable law, indemnification agreements existing on the date hereof, the certificate of incorporation or bylaws of TAVA in effect on the date hereof, to indemnify such person (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

       7.1.2 From and after the Effective Time, Real shall cause the subsidiaries of the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the subsidiaries of TAVA, determined as of the Effective Time, against any claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including, without limitation, attorneys' fees and disbursements incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, the Merger, the preparation, filing and mailing of the Proxy Statement and the other transactions and actions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that such subsidiaries of TAVA would have been permitted, under applicable law, indemnification agreements existing on the date hereof, the certificate of incorporation or bylaws of such subsidiaries of TAVA in effect on the date hereof (or, in the event such subsidiaries shall amend their certificate of incorporation or bylaws before the Effective Time, to the fullest extent provided in such amended charter documents up to the maximum indemnification protection otherwise provided under the TAVA certificate of incorporation or bylaws in effect on the date hereof), to indemnify such person (and the subsidiaries of the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

              7.1.3 For a period of six (6) years after the Effective Time, Real shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those directors and officers of TAVA and its subsidiaries who are currently covered by TAVA's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Real Holdings) with coverage in amount and scope at least as favorable as TAVA's existing coverage (which coverage may also include an endorsement providing tail coverage extending the period in which claims may be made under such existing policy); provided that in no event shall Real Holdings be required to expend per year for such coverage more than an aggregate of 200% of the current annual premium expended by TAVA to provide such coverage and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Real Holdings shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the board of directors of Real Holdings, for a cost not exceeding such amount.

       7.2    STOCK OPTIONS.

              7.2.1 Prior to the Effective Time, TAVA shall (i) cause the Committee of the TAVA 1997 Stock Option and Stock Bonus Plan (the "1997 PLAN") to (a) accelerate the exercise period of all options issued under the 1997 Plan (or portions thereof) that are or will be exercisable as of the Effective Time, except for the options listed in SCHEDULE 7.2.1(a), so that such exercise period ends immediately prior to the Effective Time and all such unexercised options (or portions thereof) shall terminate immediately prior to the Effective Time, and (b) permit the holders of such options (or portions thereof) to exercise the options prior to the Effective Time, (ii) cause the holders of the options listed in SCHEDULE 7.2.1(b) to agree to surrender such options to TAVA and, immediately prior to the Effective Time, terminate such options, and (iii) cause the Board of Directors of TAVA, in accordance with the terms the TAVA 1998 Non-Employee Director Stock Option Plan (the "1998 PLAN"), to provide for the termination of all options issued under the 1998 Plan on the day immediately preceding the Effective Date (the "OPTION TERMINATION DATE"); provided that the holders of the options under the 1998 Plan shall have
       (a) the opportunity to exercise all exercisable options in the thirty day period prior to the Option Termination Date and (b) notice of such termination 30 days prior to the Option Termination Date.

              7.2.2  At the Effective Time, the Surviving Corporation shall
       (i) continue to maintain the 1997 Plan and the TAVA 1992 Incentive Stock Option Plan (the "1992 Plan") and all surviving options under such Plans and continue to maintain those Plans in accordance with their terms; provided, that adjustments to the terms of the Plans may be made as necessary in order for the Plans to apply to the stock of the Surviving Corporation, (ii) establish a new stock option plan (the "NEW STOCK OPTION PLAN"), and (iii) issue options under the New Stock Option Plan to the employees in the number, at the exercise price, and on the terms of the options set forth in SCHEDULE 7.2.1(b) and in accordance with the terms in the New Stock Option Plan.

       7.3 TAVA EMPLOYEE STOCK PURCHASE PLAN. As of the Effective Time, the ESPP and each other stock option plan (except for the 1997 Plan and the 1992 Plan) shall be terminated. The rights of participants in the ESPP with respect to any offering period underway under the ESPP immediately prior to the Effective Time shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the reduced offering period to the extent permitted by Section 423 of the Code but otherwise treating such offering period as a fully effective and completed offering period for all purposes of such plan. Prior to the Effective Time, TAVA shall take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this SECTION 7.3.

                                     ARTICLE VIII

                                    MISCELLANEOUS

       8.1 ENTIRETY. This Agreement and the attachments and Schedules thereto and that certain confidentiality agreement dated October 26, 1998 embody the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements among the parties with respect thereto are hereby superseded in their entirety.

       8.2 COUNTERPARTS. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

       8.3 NOTICES AND WAIVERS. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by overnight courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid.


                             IF TO REAL OR REAL HOLDINGS

Addressed to:                                    With a copy to:

Real Software Holdings North America, Inc.       Vinson & Elkins L.L.P.
818 Reoder Road, Suite 600                       One American Center
Silver Springs, Maryland 20910                   600 Congress Avenue, Suite 2700
                                                 Austin, Texas  78701
Attention:  Eric Cumming                         Attention:  Robert S. Baird and
                                                             Robert K. Hatcher
Facsimile:  301/608-2553                         Facsimile:  512/236-3210

                                      IF TO TAVA

Addressed to:                                    With a copy to:

TAVA Technologies, Inc.                          Baker & Hostetler, LLP
7887 E. Belleview Avenue, Suite 820              303 E. 17th Street, Suite 1100
Englewood, Colorado 80111                        Denver, Colorado 80203-1264

Attention:  John Jenkins                         Attention:  Thomas H. Maxfield
Facsimile:303/771-9786                           Facsimile:  303/861-2307

       Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, shall be deemed to be received on the fifth business day after so mailed, and if delivered by overnight courier or facsimile to such address, upon delivery during normal business hours on any business day.

       8.4 TERMINATION OF REPRESENTATIONS, WARRANTIES, ETC. The respective representations and warranties, covenants and agreements contained in this Agreement shall expire with, and be terminated and extinguished by, the Merger at the time of the consummation thereof on the Effective Time, PROVIDED, HOWEVER, that this SECTION 8.4 shall not limit or otherwise effect any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or after termination of this Agreement.

       8.5 TABLE OF CONTENTS AND CAPTIONS. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

       8.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

       8.7 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

       8.8 APPLICABLE LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law, except to the extent that the laws of Colorado are mandatorily applicable to the Merger. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any state or Federal court located in the State of Colorado in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court and irrevocably waives and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Any judicial proceeding by TAVA against Real or Real Holdings or any affiliate thereof or by Real or Real Holdings against TAVA or any affiliate of TAVA involving, directly or indirectly, any matter arising out of or related to this Agreement shall be brought only in a state or Federal court located in the United States.

       8.9 PUBLIC ANNOUNCEMENTS. The parties agree that before the Effective Time that they shall consult with each other before the making of any public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby, and to obtain the prior approval of the other party as to the content of such announcement, which approval shall not be unreasonably withheld. However, the foregoing shall not apply to any announcement or written statement which, upon the written advice of counsel, is required by law to be made, except that the party required to make such announcement shall, whenever practicable, consult with and solicit prior approval from such other party concerning the timing and content of such legally required announcement or statement before it is made.

       8.10 DEFINITIONS. The following terms are defined in the indicated place:

                                                          Section or
      Term                                                Paragraph
      ----                                                ----------
       Act . . . . . . . . . . . . . . . . . . . . . . .  Premises
       Agreement . . . . . . . . . . . . . . . . . . . .  Premises
       Another TAVA Transaction  . . . . . . . . . . . .  4.3.6.2
       Applicable Environmental Laws . . . . . . . . . .  2.18.3
       Break-Up Fee  . . . . . . . . . . . . . . . . . .  4.3.6.2
       Closing . . . . . . . . . . . . . . . . . . . . .  1.2
       Closing Date  . . . . . . . . . . . . . . . . . .  1.2
       Code  . . . . . . . . . . . . . . . . . . . . . .  2.21.1
       Commission  . . . . . . . . . . . . . . . . . . .  2.5
       Current TAVA Employee Benefit Plan  . . . . . . .  2.21.1
       Current Real Holdings Employee Benefit Plan . . .  3.8.1
       Effective Time  . . . . . . . . . . . . . . . . .  1.3
       Encumbrance . . . . . . . . . . . . . . . . . . .  2.4
       ERISA . . . . . . . . . . . . . . . . . . . . . .  2.21.1
       ESPP  . . . . . . . . . . . . . . . . . . . . . .  2.10.4
       Exchange Act  . . . . . . . . . . . . . . . . . .  2.2.2

       Real Holdings Disclosure Schedule . . . . . . . .  Article III
       HSR . . . . . . . . . . . . . . . . . . . . . . .  2.2.2
       Intellectual Property . . . . . . . . . . . . . .  2.12.1
       Licenses  . . . . . . . . . . . . . . . . . . . .  2.14.1
       Marketing Agreements  . . . . . . . . . . . . . .  2.14.2
       Material Adverse Effect . . . . . . . . . . . . .  1.4
       Merger  . . . . . . . . . . . . . . . . . . . . .  1.1
       Merging Corporations  . . . . . . . . . . . . . .  Premises
       OSHA  . . . . . . . . . . . . . . . . . . . . . .  2.19
       PBGC  . . . . . . . . . . . . . . . . . . . . . .  2.21.3
       Plan of Merger  . . . . . . . . . . . . . . . . .  Premises
       Proxy Statement . . . . . . . . . . . . . . . . .  2.24
       Securities Act  . . . . . . . . . . . . . . . . .  2.5
       Software Programs . . . . . . . . . . . . . . . .  2.12.1
       Standard Licenses . . . . . . . . . . . . . . . .  2.14.1
       Superior TAVA Transaction Proposal  . . . . . . .  4.3.6.1
       Surviving Corporation . . . . . . . . . . . . . .  1.1
       Tax . . . . . . . . . . . . . . . . . . . . . . .  2.11.1
       Tax Returns . . . . . . . . . . . . . . . . . . .  2.11.1
       TAVA Common Stock . . . . . . . . . . . . . . . .  2.3
       TAVA Commonly Controlled Entity . . . . . . . . .  2.19
       TAVA Employee Benefit Plan  . . . . . . . . . . .  2.19
       TAVA Disclosure Schedule  . . . . . . . . . . . .  Article II
       TAVA Reports  . . . . . . . . . . . . . . . . . .  2.5
       TAVA Transaction Proposals  . . . . . . . . . . .  4.3.6.1
       Technical Documentation . . . . . . . . . . . . .  2.13
       Third Party . . . . . . . . . . . . . . . . . . .  4.3.6.2
       Year 2000 Compliant . . . . . . . . . . . . . . .  2.12.10


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Reorganization to be duly executed as of the date first above written.

                                          REAL SOFTWARE NV


                                          By:    /s/ Rudy Hageman
                                          Name:  Rudy Hageman
                                          Title: President



                                          REAL SOFTWARE HOLDINGS NORTH AMERICA,
                                          INC.


                                          By:
                                          Name:
                                          Title:


                                          REAL ACQUISITION SUB #1, INC.


                                          By:
                                          Name:
                                          Title:



                                          TAVA TECHNOLOGIES, INC.


                                          By:
                                          Name:
                                          Title:

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Reorganization to be duly executed as of the date first above written.

                                          REAL SOFTWARE NV


                                          By:
                                          Name:
                                          Title:



                                          REAL SOFTWARE HOLDINGS NORTH AMERICA,
                                          INC.


                                          By:    /s/ Eric J. Cumming
                                          Name:  Eric J. Cumming
                                          Title: President


                                          REAL ACQUISITION SUB #1, INC.


                                          By:    /s/ Eric J. Cumming
                                          Name:  Eric J. Cumming
                                          Title: President



                                          TAVA TECHNOLOGIES, INC.


                                          By:
                                          Name:
                                          Title:

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Reorganization to be duly executed as of the date first above written.

                                          REAL SOFTWARE NV


                                          By:
                                          Name:
                                          Title:



                                          REAL SOFTWARE HOLDINGS NORTH AMERICA,
                                          INC.


                                          By:
                                          Name:
                                          Title:


                                          REAL ACQUISITION SUB #1, INC.


                                          By:
                                          Name:
                                          Title:



                                          TAVA TECHNOLOGIES, INC.


                                          By:    /s/ John Jenkins
                                          Name:  John Jenkins
                                          Title: CEO & President

                                     EXHIBIT A

                             PLAN AND AGREEMENT OF MERGER

                             Merging Merger Sub into TAVA


       THIS PLAN AND AGREEMENT OF MERGER, dated as of _____ __, 1999 (this "PLAN OF MERGER"), is by and between Real Acquisition Sub #1, Inc., a Colorado corporation ("MERGER SUB") and a wholly owned subsidiary of Real Software Holdings North America, Inc., a Delaware corporation ("REAL HOLDINGS"), and TAVA Technologies, Inc., a Colorado corporation ("TAVA"). Merger Sub and TAVA are hereinafter sometimes referred to as the "MERGING CORPORATIONS."

                                PRELIMINARY STATEMENT

       This Plan of Merger is being entered into pursuant to an Agreement and Plan of Reorganization dated as of April ___, 1999 (the "AGREEMENT") among Real Software NV, Real Holdings, Merger Sub and TAVA.

       The authorized capital stock of Merger Sub consists of 100,000,000 shares of common stock, par value $.01 per share ("Merger Sub Common Stock"), of which 100 shares are outstanding, all of which are owned by Real Holdings. The authorized capital stock of TAVA consists of 10,000,000 shares of preferred stock, par value $.0001 per share, of which no shares are issued and outstanding, and 200,000,000 shares of common stock, par value $.0001 per share ("TAVA COMMON STOCK"), of which ________ shares are issued and outstanding and an additional ___________ shares are reserved for issuance in conjunction with various employee benefit plans, and __________ shares are reserved for issuance pursuant to various warrants, and no shares are held in TAVA's treasury.

       The Boards of Directors of each of the Merging Corporations, respectively, have approved the Agreement and this Plan of Merger.

       Accordingly, in consideration of the premises, and the mutual covenants and agreements herein contained, the parties hereto hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                      ARTICLE I

                                      THE MERGER

       1.1 SURVIVING CORPORATION. Subject to the adoption and approval of this Plan of Merger by the requisite vote of the stockholders of each of the Merging Corporations and to the other conditions hereinafter set forth, Merger Sub and TAVA shall be, upon the Effective Time (as defined in SECTION
1.3 hereof), merged into a single surviving corporation, which shall be TAVA (the "SURVIVING CORPORATION"), one of the Merging Corporations, which shall continue its corporate existence and become a Colorado corporation governed by and subject to the laws of that state.

       1.2 STOCKHOLDER APPROVAL. This Agreement shall be submitted for adoption and approval by the stockholders of each of the Merging Corporations in accordance with their respective certificates of incorporation and the applicable laws of the State of Colorado.

       1.3 EFFECTIVE TIME. The merger of Merger Sub with and into TAVA (the "MERGER") shall become effective upon the filing of a Certificate of Merger with the Secretary of State of the State Colorado in accordance with
Section 7-111-105 of the Colorado Business Corporation Act. The time at which the Merger shall become effective is referred to in this Agreement as the "EFFECTIVE TIME."

       1.4 NAME AND CONTINUED CORPORATE EXISTENCE OF SURVIVING CORPORATION. At the Effective Time, the identity, existence, purposes, powers, objects, franchises, rights, and immunities of TAVA shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of Merger Sub shall be wholly merged into TAVA and TAVA shall be fully vested therewith. Accordingly, at the Effective Time, the separate existence of Merger Sub shall cease.

       1.5 GOVERNING LAW AND CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION. The laws of the State of Colorado shall govern the Surviving Corporation. At the Effective Time, the Certificate of Incorporation of Merger Sub shall be the certificate of incorporation of the Surviving Corporation until further amended in the manner provided by law, provided that at the Effective Time the certificate of incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "TAVA Technologies, Inc."

       1.6 BYLAWS OF SURVIVING CORPORATION. Effective as of the Effective Time, the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the certificate of incorporation and the bylaws.

       1.7    DIRECTORS OF SURVIVING CORPORATION.

              1.7.1 DIRECTORS OF SURVIVING CORPORATION. The board of directors of the Surviving Corporation, who shall hold office until the first annual meeting of stockholders of the Surviving Corporation next following the Effective Time, shall be the board of directors of Merger Sub.

              1.7.2. VACANCIES. At or after the Effective Time, if a vacancy shall exist for any reason in the board of directors of the Surviving Corporation, such vacancy shall be filled in the manner provided in the certificate of incorporation and/or bylaws of the Surviving Corporation.

       1.8 CAPITAL STOCK OF SURVIVING CORPORATION. The authorized number of shares of capital stock of the Surviving Corporation, and the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the certificate of incorporation.

       1.9    CONVERSION OF SECURITIES UPON MERGER.

              1.9.1 GENERAL. The manner and basis of converting the issued and outstanding shares of the capital stock of TAVA and Merger Sub shall be as hereinafter set forth in this SECTION 1.9.

              1.9.2 CONVERSION OF TAVA COMMON STOCK. At the Effective Time, each share of TAVA Common Stock issued and outstanding immediately prior to the Effective Time (other than 338,691 shares of TAVA Common Stock held beneficially or of record by Kevin Fallon (the "SURVIVING COMMON STOCK")), other than shares of TAVA Common Stock owned or held of record by Real Holdings, without any action on the part of the holders thereof, shall automatically become and be converted into the right to receive $8.00 payable in cash to the holder thereof without interest thereon (the "MERGER CONSIDERATION"). As of the Effective Time, all such shares of TAVA Common Stock (other than the Surviving Common Stock), including shares owned or held of record by Real Holdings, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of TAVA Common Stock (the "CERTIFICATES") shall cease to have any rights with respect thereto, except the right to receive: (i) any unpaid dividends payable on the TAVA Common Stock and (ii) cash in an amount equal to the product that is obtained by multiplying (A) the Merger Consideration by (B) the whole number of shares of TAVA Common Stock surrendered. At the Effective Time and thereafter, each share of Surviving Common Stock shall not be converted and shall continue as Common Stock of the Surviving Corporation.

              1.9.3 EXCHANGE OF TAVA COMMON STOCK CERTIFICATES. Prior to the Effective Time, Real Holdings (after consultation with and approval of TAVA) shall select a reputable bank or trust company to act as the exchange agent under the Agreement and this Plan of Merger. As of the Effective Time, Real Holdings shall deposit with the exchange agent, for the benefit of holders of shares of TAVA Common Stock, for exchange in accordance with the Agreement and this Plan of Merger, the Merger Consideration for each issued and outstanding share of TAVA Common Stock. Promptly after the Effective Time, Real Holdings shall cause the exchange agent to mail to each person who was, immediately prior to the Effective Time, a holder of record of TAVA Common Stock a form of letter of transmittal (mutually agreed to by Real Holdings and TAVA) and instructions for use in effecting the surrender of stock certificates that, prior to the Effective Time, represented shares of TAVA Common Stock, in exchange for cash payment of the Merger Consideration. Commencing at the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of TAVA Common Stock may surrender the same to the exchange agent, and such holder shall be entitled upon such surrender to receive in exchange therefor cash in an amount equal to the product that is obtained by multiplying (A) the Merger Consideration by (B) the whole number of shares of TAVA Common Stock surrendered, and any unpaid dividends payable in accordance with the Agreement or this Plan of Merger.
       However, before surrender, each outstanding certificate representing issued and outstanding TAVA Common Stock shall after the Effective Time be deemed, for all purposes, only to evidence such right to receive cash. In the event of a transfer of ownership of TAVA Common Stock which is not registered in the transfer records of TAVA, the Merger Consideration may be paid to a person other than the person in whose name the certificate so surrendered is registered, if, upon presentation to the exchange agent, such certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such certificate or establish to the reasonable satisfaction of Real Holdings that such tax has been paid or is not applicable. If any stock certificate that, prior to the Effective Time, represented shares of TAVA Common Stock shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the person claiming such stock certificate to be lost, stolen or destroyed (and, if required by Real Holdings, the posting by such person of a bond in such reasonable amount as Real Holdings may direct as indemnity against any claim that may be made against it with respect to such stock certificate), Real Holdings shall cause the exchange agent to issue in exchange for such lost, stolen or destroyed stock certificate the Merger Consideration payable for such lost, stolen or destroyed certificate in accordance with the Agreement and this Plan of Merger.

              1.9.4 CONVERSION OF MERGER SUB COMMON STOCK. At the Effective Time, each share of Merger Sub Common Stock then issued and outstanding, without any action on the part of the holder thereof, shall automatically become and be converted into one share of Common Stock of the Surviving Corporation.

       1.10   ASSETS AND LIABILITIES.

              1.10.1 ASSETS AND LIABILITIES OF MERGING CORPORATIONS BECOME THOSE OF SURVIVING CORPORATION. At the Effective Time, all rights, privileges, powers, immunities, and franchises of each of the Merging Corporations, both of a public and private nature, and all property, real, personal, and mixed, and all debts due on whatever account, as well as stock subscriptions and all other chooses or things in action, and all and every other interest of or belonging to or due to either of the Merging Corporations, shall be taken by and shall be vested in the Surviving Corporation without further act or deed, and all such rights, privileges, powers, immunities, and franchises, property, debts, choses or things in action, and all and every other interest of each of the Merging Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Merging Corporations, and the title to any real or other property, or any interest therein, whether vested by deed or otherwise, in either of the Merging Corporations, shall not revert or be in any way impaired by reason of the merger, PROVIDED, HOWEVER, that all rights of creditors and all liens upon any properties of each of the Merging Corporations shall be preserved unimpaired, and all debts, liabilities, restrictions, obligations, and duties of the respective Merging Corporations, including, without limitation, all obligations, liabilities and duties as lessee under any existing lease, shall thenceforth attach to the Surviving Corporation and may be enforced against and by it to the same extent as if such debts, liabilities, duties, restrictions and obligations had been incurred or contracted by it. Any action or proceeding pending by or against either of the Merging Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in place of either of the Merging Corporations.

              1.10.2 CONVEYANCES TO SURVIVING CORPORATION. The Merging Corporations hereby agree, respectively, that from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, they will execute and deliver or cause to be executed and delivered, all such deeds, conveyances, assignments, permits, licenses and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns, may deem necessary or desirable to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises, and interests referred to in this SECTION 1.10.2 and otherwise carry out the intent and purposes of this Agreement.

              1.10.3 ACCOUNTING TREATMENT. The assets and liabilities of the Merging Corporations shall be taken up on the books of the Surviving Corporation in accordance with generally accepted accounting principles, and the capital surplus and retained earnings accounts of the Surviving Corporation shall be determined, in accordance with generally accepted accounting principles, by the board of directors of the Surviving Corporation. Nothing herein shall prevent the board of directors of the Surviving Corporation from making any future changes in its accounts in accordance with law.

              1.10.4 UNCLAIMED MERGER CONSIDERATION; NO ESCHEAT. Subject to any contrary provision of governing law, all consideration deposited with the exchange agent or held by Real Holdings for the payment of the consideration into which the outstanding shares of TAVA Common Stock shall have been converted, and remaining unclaimed for one year after the Effective Time, shall be paid or delivered to Real Holdings; and the holder of any unexchanged certificate or certificates which before the Effective Time represented shares of TAVA Common Stock shall thereafter look only to Real Holdings for exchange or payment thereof upon surrender of such certificate or certificates to Real Holdings.

       1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. Real Holdings, Merger Sub and TAVA shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of TAVA or Merger Sub, such corporations shall direct their respective officers and directors to take all such lawful and necessary action.

                                      ARTICLE II

                                    MISCELLANEOUS

       2.1 COUNTERPARTS. This Plan of Merger may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

       2.2 GOVERNING LAW. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Colorado.

       2.3 WAIVER AND AMENDMENT. Any provision of this Plan of Merger may be waived at any time by the party that is, or whose stockholders are, entitled to the benefits thereof. This Plan of Merger may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto. The waiver by any party hereto of any condition or of a breach of another provision of this Plan of Merger shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Plan of Merger shall not preclude it from seeking redress for breach of this Plan of Merger other than with respect to the condition so waived.

       IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed as of the date first above written.


                                       REAL ACQUISITION SUB #1, INC.
                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------


                                       TAVA TECHNOLOGIES, INC.
                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------

                                SCHEDULE 7.2.1(a)

                         OPTIONS THAT DO NOT ACCELERATE

                          OPTIONS HELD BY JOHN JENKINS

Grant Date          Expiration        Plan        Type          Options          Option Price           Vesting
                       Date                                   Outstanding
---------------------------------------------------------------------------------------------------------------
1/28/1997            1/28/2008                     NQ           200,000             $2.50               Current
1/28/1997            1/28/2007                     NQ           150,000             $2.50               Current
1/28/1997            1/28/2007                     NQ            86,260             $2.50               Current

                          OPTIONS HELD BY DOUG KELSALL

Grant Date          Expiration        Plan        Type          Options          Option Price     Vesting1
                       Date                                   Outstanding
---------------------------------------------------------------------------------------------------------------
2/17/1999            2/17/2007                     NQ            23,367             $5.81          7,789 on 2/17/00
                                                                                                   7,789 on 2/17/01
                                                                                                   7,789 on 2/17/02
2/17/1999            2/17/2007                 Incentive         51,633             $5.81          17,211 on 2/17/00
                                                                                                   17,211 on 2/17/01
                                                                                                   12,211 on 2/17/02
5/5/1997              5/4/2007                     NQ           100,000             $2.49          100,000 on 5/5/99
5/5/1997              5/4/2007                     NQ            27,721             $2.13               Current


                          OPTION HELD BY LARRY HAGEWOOD

Grant Date          Expiration        Plan        Type          Options          Option Price     Vesting2
                       Date                                   Outstanding
---------------------------------------------------------------------------------------------------------------
7/15/1997            7/15/2007                     NQ            75,000             $3.66          75,000 on 7/15/99
7/15/1997            7/15/2007                     NQ            16,173             $3.14               Current


                          OPTIONS HELD BY KEVIN FALLON

Grant Date          Expiration        Plan        Type          Options          Option Price           Vesting
                       Date                                   Outstanding
---------------------------------------------------------------------------------------------------------------
2/8/1997             11/30/2006                    NQ            66,666             $2.25               Current
2/8/1997             11/30/2006                    NQ            66,667             $2.25               Current
2/8/1997             11/30/2006                    NQ            36,897             $2.25               Current


-------------------
1 Pursuant to the Employment Agreement of Mr. Kelsall, all outstanding options vest upon the Effective Time.
2 Pursuant to the Employment Agreement of Mr. Hagewood, all outstanding options vest upon the Effective Time.

                                SCHEDULE 7.2.1(b)

                   OPTIONS THAT ARE SURRENDERED AND TERMINATED

                          OPTIONS HELD BY JOHN JENKINS

Grant Date          Expiration        Plan        Type          Options          Option Price           Vesting
                       Date                                   Outstanding
---------------------------------------------------------------------------------------------------------------
1/28/1997            1/28/2008                     NQ           200,000             $2.50               Current
1/28/1997            1/28/2007                     NQ           150,000             $2.50               Current
1/28/1997            1/28/2007                     NQ            86,260             $2.50               Current

                          OPTIONS HELD BY DOUG KELSALL

Grant Date          Expiration        Plan        Type          Options          Option Price           Vesting
                       Date                                   Outstanding
---------------------------------------------------------------------------------------------------------------
2/17/1999            2/17/2007                     NQ            23,367             $5.81          7,789 on 2/17/00
                                                                                                   7,789 on 2/17/01
                                                                                                   7,789 on 2/17/02
5/5/1997              5/4/2007                     NQ           100,000             $2.49          100,000 on 5/5/99
5/5/1997              5/4/2007                     NQ            27,721             $2.13               Current

                          OPTION HELD BY LARRY HAGEWOOD

Grant Date          Expiration        Plan        Type          Options          Option Price           Vesting
                       Date                                   Outstanding
---------------------------------------------------------------------------------------------------------------
7/15/1997            7/15/2007                     NQ            75,000             $3.66          75,000 on 7/15/99
7/15/1997            7/15/2007                     NQ            16,173             $3.14               Current

                          OPTIONS HELD BY KEVIN FALLON

Grant Date          Expiration        Plan        Type          Options          Option Price           Vesting
                       Date                                   Outstanding
---------------------------------------------------------------------------------------------------------------
2/8/1997             11/30/2006                    NQ            66,666             $2.25               Current
2/8/1997             11/30/2006                    NQ            66,667             $2.25               Current
2/8/1997             11/30/2006                    NQ            36,897             $2.25               Current